UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2009

GigOptix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2400 Geng Road Suite 100, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Executive Officers Other Than the Chief Executive Officer

On February 9, 2009, GigOptix, Inc. (the “Company”) entered into Executive Employment Agreements with Peter J. Biere, the Company’s Chief Financial Officer, Andrea Betti-Berutto, the Company’s Chief Technical Officer, Julie Tipton, the Company’s Vice President of Marketing, Marc Correa, the Company’s Vice President of Global Operations, Vivek Rajgarhia, the Company’s Vice President of Global Sales and Raluca Dinu, the Company’s Vice President of Advanced Development (collectively, the “Executives”).  The Executive Employment Agreements provide that each Executive will receive an annual base salary and each executive is eligible to receive an annual performance bonus, with targets and amounts to be determined by the Board of Directors.  Additionally, each Executive is entitled to participate in the Company’s equity incentive plan, as that plan is administered by the Compensation Committee, and the Company’s health, welfare and retirement plans.  The Executive Employment Agreements also provide that the Company will reimburse the Executives for reasonable business expenses and will provide them with coverage under the Company’s directors and officers liability insurance.

In the event that any Executive officer’s employment with the Company is terminated without “cause” or he or she resigns for “good reason” (as those terms are defined in the applicable Executive Employment Agreement), the Executive will be entitled to receive as severance in installments over a six month period, amounts equal to six months of such Executive’s annual base salary then in effect.  Additionally, 25% of the affected Executive’s unvested options will vest and the executive will be entitled to continuation of the Company’s health and welfare benefits for a period of six months.

To be entitled to receive the severance amounts referred to in the paragraph above, the terminated Executive must agree to a six month covenant not to compete and six month restriction on solicitation of customers and employees of the Company.

A copy of the form of Executive Employment Agreement to be entered into between the Company and the Executives is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the form of Employment Agreement for the Company’s executive officers does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Employment Agreement to be entered into between the Company and its executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC. By: /s/ Dr. Avi Katz Name: Dr. Avi Katz Title: Chief Executive Officer

Date: February 11, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Employment Agreement to be entered into between the Company and its executive officers.